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                                                                    EXHIBIT 11.1

                              TRINTECH GROUP PLC
              COMPUTATION OF EARNINGS (LOSS) PER ORDINARY SHARE

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                                                            January 31,
                                            ----------------------------------------
                                               1998           1999           2000
                                            ----------     ----------     ----------
BASIC

Weighted average number of ordinary
 shares outstanding                           15,688,335     16,157,831      19,309,964
                                             ===========    ===========    ============
Net income (loss)                            $   175,000    $(6,873,000)   $(12,111,000)
                                             ===========    ===========    ============
Basic net income (loss) per ordinary
 share                                       $      0.01    $     (0.43)   $      (0.63)
                                             ===========    ===========    ============
DILUTED

Weighted average number of ordinary
 shares outstanding                           15,688,335     16,157,831      19,309,964

Ordinary equivalent shares resulting
 from stock options (treasury stock
 method)                                          60,826             -             -
                                             ------------------------------------------
Total                                         15,749,161     16,157,831      19,309,964
                                             -----------    -----------    ------------
Net income (loss)                            $   175,000    $(6,873,000)   $(12,111,000)
                                             ===========    ===========    ============
Diluted net income (loss) per ordinary
 share                                       $      0.01    $     (0.43)   $      (0.63)
                                             ===========    ===========    ============
ADSs used in computing basic net
 income (loss) per equivalent ADS             31,376,670     32,315,662      38,619,928
                                             ===========    ===========    ============
ADSs used in computing diluted net
 income (loss) per equivalent ADS             31,498,322     32,315,662      38,619,928
                                             ===========    ===========    ============
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